Exhibit 15.2

Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7
T (416) 947-0907 F (416) 947-0395
www.scottwilson.com

April 30, 2008

To: U.S. Securities and Exchange Commission
       TSX Venture Exchange
       British Columbia Securities Commission
       Alberta Securities Commission

Re: Bayswater Uranium Corporation – Central Labrador Uranium Project

CONSENT OF AUTHOR

I, Hrayr Agnerian, M.Sc.(Applied), P. Geo., of Suite 501, 55 University Avenue, Toronto, Ontario, do hereby consent to the filing of the written disclosure and the incorporation by reference of extracts from the technical report entitled "Technical Report on the Central Labrador Uranium Project, Newfoundland and Labrador”, and dated September 8, 2006 (the “Technical Report”) within the Registration Statement of Bayswater Uranium Corporation filed on Form 20-F with the United States Securities and Exchange Commission (SEC).

Dated this 30th day of April 2008.

Hrayr Agnerian, M.Sc. (Applied), P.Geo.
Associate Consulting Geologist
Scott Wilson Roscoe Postle Associates Inc.

Email: hrayr.agnerian@scottwilson.com